UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

POWERCOMPUTE, INC.

(Name of Registrant as Specified in Its Charter)

____________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED OCTOBER 5, 2026

NOTICE OF SPECIAL MEETING

AND PROXY STATEMENT

[•], 2026

You are cordially invited to attend our Special Meeting of Stockholders, which will be held at 1200 West Platt Street, Suite 100, Tampa, Florida 33606, on [•], 2026, at [•], local time. Stockholders will be admitted beginning at [•].

The attached notice of Special Meeting of Stockholders and proxy statement cover the formal business of the Special Meeting and contains a discussion of the matters to be voted upon at the Special Meeting.

Your vote is very important. Whether or not you plan to attend the meeting in person, please vote your shares by completing, signing and returning the accompanying proxy card, or by following the instructions on the card for voting by telephone or internet. If you later decide to attend the Special Meeting and vote in person, you may revoke your proxy at that time.

On behalf of the Board of Directors and management, I would like to thank you for choosing to invest in PowerCompute, Inc. and look forward to your participation at our Special Meeting.

Bruce M. Rodgers, Esq.

Chairman of the Board Chief Executive Officer

PowerCompute, Inc. • 1200 West Platt Street, Suite 100, Tampa, FL 33606 • T (813) 222-8996 • F (813) 221-7909 • powercompute.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF POWERCOMPUTE, INC.:

TIME:	[•], local time, on [•], 2026. Stockholders will be admitted beginning at [•].

PLACE:	PowerCompute, Inc. 1200 West Platt Street, Suite 100 Tampa, Florida 33606
ITEMS OF BUSINESS:	1.

To approve an amendment (in the event it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Certificate of Incorporation, as amended, in the form attached to the proxy statement as Appendix A, to effect a reverse stock split of our issued and outstanding shares of common stock at an exchange ratio ranging from [•] ([•]) to [•] ([•]), with the exact ratio to be determined by our Board of Directors (the “Reverse Stock Split Proposal”); and

2.

To authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

RECORD DATE:	Stockholders of record on [•], 2026, are entitled to notice of the Special Meeting and are entitled to vote at the Special Meeting in person or by proxy.

PROXY VOTING:

It is important that your shares be represented at the Special Meeting and voted in accordance with your instructions. Please indicate your instructions by promptly signing and dating the enclosed proxy card and mailing it in the enclosed postage paid, pre-addressed envelope or by following the instructions on the proxy card for telephone or internet voting.

By Order of the Board of Directors,

Bruce M. Rodgers, Esq.
Chairman of the Board Chief Executive Officer

PowerCompute, Inc. • 1200 West Platt Street, Suite 100, Tampa, FL 33606 • T (813) 222-8996 • F (813) 221-7909 • powercompute.com

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [•], 2026

TO THE STOCKHOLDERS OF POWERCOMPUTE, INC.:	[•], 2026

This proxy statement and the form of proxy are delivered in connection with the solicitation by the Board of Directors of PowerCompute, Inc. (the “Company,” “we,” “us,” or “our”), a Delaware corporation, of proxies to be voted at our below-described Special Meeting of Stockholders (the “Special Meeting”) and at any adjournments or postponements thereof.

You are invited to attend our Special Meeting of Stockholders on [•], 2026, beginning at [•] local time. The Special Meeting will be held at 1200 West Platt Street, Suite 100, Tampa, Florida 33606. Stockholders will be admitted beginning at [•].

Your vote is very important. Therefore, whether you plan to attend the Special Meeting or not and regardless of the number of shares you own, please date, sign and return the enclosed proxy card promptly or follow the instructions on the card for voting by telephone or internet.

At the meeting, the use of cameras, audio or video recording equipment, communications devices or similar equipment will be prohibited.

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting to be Held on [•], 2026:

This proxy statement is available at www.proxydocs.com/[•].

PowerCompute, Inc. • 1200 West Platt Street, Suite 100, Tampa, FL 33606 • T (813) 222-8996 • F (813) 221-7909 • powercompute.com

ABOUT THE SPECIAL MEETING

What is the purpose of the meeting?

The purposes of the Special Meeting are to consider and vote upon (i) the Reverse Stock Split Proposal, to approve an amendment (in the event it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Certificate of Incorporation, as amended, in the form attached to the proxy statement as Appendix A, to effect a reverse stock split of our issued and outstanding shares of common stock at an exchange ratio ranging from [•] ([•]) to [•] ([•]), with the exact ratio to be determined by our Board of Directors, and (ii) the Adjournment Proposal.

When were these materials mailed?

We expect to begin mailing this proxy statement on or about [•], 2026.

Who is entitled to vote?

Stockholders of record at the close of business on the record date, [•], 2026, are entitled to vote in person or by proxy at the Special Meeting. Stockholders are entitled to one vote per share on each matter voted upon. Stockholders may not cumulate their votes. As of [•], 2026, there were [•] shares of common stock outstanding.

What constitutes a quorum?

The presence at the Special Meeting, in person or by proxy, of the holders of 33-1/3% of the shares outstanding will constitute a quorum, permitting us to conduct the business of the meeting.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Vstock Transfer, LLC, then you are a “stockholder of record.” This Notice of Meeting and proxy statement has been provided directly to you by PowerCompute, Inc. You may vote by ballot at the meeting or vote by proxy. To vote by proxy, sign, date and return the enclosed proxy card or follow the instructions on the proxy card for voting by telephone or internet.

If your shares are held for you in a brokerage, bank or other institutional account (that is, held in “street name”), then you are not a stockholder of record. Rather, the institution is the stockholder of record and you are the “beneficial owner” of the shares. The accompanying Notice of Meeting and this proxy statement have been forwarded to you by that institution. If you complete and properly sign the accompanying proxy card and return it in the enclosed envelope, or follow the instructions on the proxy card for voting by telephone or internet, the institution will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Special Meeting, then you must obtain a proxy, executed in your favor, from the holder of record (the institution).

How do I vote?

By Ballot at the Meeting. If you are a stockholder of record and attend the Special Meeting, you may vote in person by ballot at the Special Meeting. To vote by ballot, you must register and confirm your stockholder status at the meeting. If the stockholder of record is a corporation, partnership, limited liability company or other entity of which you are an officer or other authorized person, then you should bring evidence of your authority to vote the shares on behalf of the entity. If your shares are held for you in a brokerage, bank or other institutional account (that is, in “street name”), you must obtain a proxy, executed in your favor, from that institution (the holder of record) to vote your beneficially owned shares by ballot at the Special Meeting.

By Proxy. If you complete, sign and return the accompanying proxy card or follow the instructions on the proxy card for voting by telephone or internet, then your shares will be voted as you direct. Your options with respect to each proposal are to direct a vote “FOR,” “AGAINST” or “ABSTAIN.”

If you are a stockholder of record, then you may opt to deliver your completed proxy card in person at the Special Meeting.

Can I vote by telephone or internet?

Yes. If you follow the instructions on the proxy card for voting by telephone or internet, your shares will be voted as you direct.

How Abstentions and Broker Non-Votes Are Treated

Abstentions are counted as present and entitled to vote, and broker non-votes, if any, are counted as present, for purposes of determining a quorum. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not have discretionary voting power on a matter and has not received instructions from the beneficial owner. Because we believe that each of the proposals is a routine matter upon which brokers and other nominees have discretionary authority to vote, we do not expect any broker non-votes in connection with the proposals, in which case your broker or other nominee may vote your “street name” shares on the proposals even if you do not provide voting instructions. The Reverse Stock Split Proposal will be approved if the votes cast for that proposal exceed the votes cast against it, and abstentions and broker non-votes, if any, are not treated as votes cast and will have no effect on the outcome of that proposal. An abstention will have the same effect as a vote “against” the Adjournment Proposal, and broker non-votes, if any, will not be counted as a vote for or against the Adjournment Proposal and will have no effect on the outcome of that proposal.

What does it mean if I receive more than one proxy card?

You will receive separate proxy cards when you own shares in different ways. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust or in one or more brokerage accounts. You should complete, sign and return each proxy card you receive or follow the telephone or internet instructions on each card. The instructions on each proxy card may differ. Be sure to follow the instructions on each card.

Can I change my vote or instruction?

Yes. You may follow the instructions on the proxy card to change your votes or instructions any time before midnight the day before the meeting. In addition, if you are a stockholder of record, you may revoke your proxy any time before your shares are voted by filing with the secretary of the Company a written notice of revocation or submitting a duly executed proxy bearing a later date. If you file a notice of revocation, you may then vote (or abstain from voting) your shares in person at the Special Meeting. If you submit a later dated proxy, then your shares will be voted in accordance with that later dated proxy. No such notice of revocation or later dated proxy, however, will be effective unless received by us at or before the Special Meeting and before your shares have been voted. Unless the proxy is revoked, the shares represented thereby will be voted at the Special Meeting or any adjournment thereof as indicated on the proxy card. Sending in a proxy does not affect your right to vote in person if you attend the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

If I submit a proxy card, how will my shares be voted?

Your shares will be voted as you instruct on the proxy card.

What happens if I submit a proxy card and do not give specific voting instructions?

If you are a stockholder of record and sign and return the proxy card without indicating your instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. The only matters that may be considered at the Special Meeting are the Reverse Stock Split Proposal and the Adjournment Proposal, each of which is described in the notice of the Special Meeting.

What are the Board of Directors’ recommendations?

The Board of Directors recommends votes:

➢

FOR the proposal to approve an amendment (in the event it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Certificate of Incorporation, as amended, in the form attached to the proxy statement as Appendix A, to effect a reverse stock split of our issued and outstanding shares of common stock at an exchange ratio ranging from [•] ([•]) to [•] ([•]), with the exact ratio to be determined by our Board of Directors; and

➢

FOR the Adjournment Proposal to authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

What vote is required to approve each item?

The votes required to approve the Reverse Stock Split Proposal and the Adjournment Proposal at the Special Meeting are described below. The only matters that may be considered at the Special Meeting are the matters specified in the notice of the Special Meeting.

Under the Delaware General Corporation Law, an abstaining vote is considered present and entitled to vote and, therefore, is included for purposes of determining whether a quorum is present at the Special Meeting. Because the Reverse Stock Split Proposal will be approved if the votes cast for the proposal exceed the votes cast against the proposal, an abstention is not treated as a vote cast and will not affect the outcome of that proposal. In addition, because the Adjournment Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on that proposal, an abstention will have the same effect as a vote “against” the Adjournment Proposal.

A broker ‘‘non-vote’’ occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Because each of the proposals to be acted upon at the Special Meeting is a routine matter upon which brokers have discretionary authority to vote, we do not expect broker non-votes to exist with respect to either proposal. A broker ‘‘non-vote’’ is counted as present for purposes of determining whether a quorum is present at the Special Meeting and is not counted as a vote for or against a matter. Accordingly, a broker non-vote, if any, would not be treated as a vote cast on the Reverse Stock Split Proposal and would have no effect on the outcome of either proposal.

The required vote for each of the proposals expected to be acted upon at the Special Meeting is summarized below:

Proposal No. 1 — Approval of an amendment (in the event it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Certificate of Incorporation, as amended, in the form attached to the proxy statement as Appendix A, to effect a reverse stock split of our issued and outstanding shares of common stock at an exchange ratio ranging from [•] ([•]) to [•] ([•]), with the exact ratio to be determined by our Board of Directors. In accordance with Section 242(d) of the DGCL, this proposal will be approved if the votes cast for the proposal by the holders of our common stock, voting as a single class, exceed the votes cast against the proposal. Abstentions are not treated as votes cast and will have no effect on the outcome of this proposal. Broker non-votes, if any, are likewise not treated as votes cast and will have no effect on the outcome of this proposal.

Proposal No. 2 — Approval of an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal. This proposal must be approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes, if any, will not be counted as a vote for or against this proposal and will have no effect on the outcome of this proposal.

How will votes be counted?

All votes will be tabulated by the secretary of the Company. We have engaged Mediant, a BetaNXT Business, to collect and tabulate proxy instructions.

Who is paying for the mailing of the proxy materials and how will solicitations be made?

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by mail, telephone, facsimile or electronic transmission. We have requested brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners and have agreed to reimburse those institutions for their out-of-pocket expenses.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

General

Our Board has unanimously determined to seek stockholder approval of an amendment to our certificate of incorporation, as amended, to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from [•] ([•]) to [•] ([•]). You are now being asked to vote upon this amendment to our certificate of incorporation, as amended. Should we receive the required stockholder approval, the Board will have the sole authority to elect, at any time prior to December 31, 2027, (i) whether or not to effect a reverse stock split, and (ii) if so, the number of whole shares of our common stock, between and including [•] and [•], which will be combined into one share of our common stock. The Board believes that providing the flexibility for the Board to choose an exact split ratio based on then-current market conditions is in the best interests of the Company and its stockholders. Even with stockholder approval of this proposal, the Board would not be obligated to pursue the reverse stock split. Rather, directors would have the flexibility to decide whether or not a reverse stock split (and at what ratio) would be in the best interests of the Company and its stockholders.

If approved by the stockholders and following such approval the Board determines that effecting a reverse stock split is in our best interests and those of our stockholders, the reverse stock split will become effective upon filing an amendment to our certificate of incorporation, as amended, with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares approved by the stockholders and selected by the Board within the limits set forth in this Proposal to be combined into one share of our common stock.

The Board has reserved the right to effect the reverse stock split only if the Board determines in its sole discretion that such reverse stock split would be advisable and in the best interests of the Company and, additionally, notwithstanding the stockholders’ approval of the proposed amendment of our certificate of incorporation, as amended, at the Special Meeting, to abandon it at any time without further action by the stockholders. The Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of our certificate of incorporation, as amended, and in selecting the exact exchange ratio, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments, our actual and projected financial performance, and the effect of the cumulative reverse stock split ratio limitation under Nasdaq Listing Rule 5810(c)(3)(A)(iv) described below. If the closing bid price of our common stock remains at or above $1.00 per share, or if the Board otherwise determines that a reverse stock split is no longer advisable, the Board may decide to abandon the filing of the proposed amendment to our certificate of incorporation, as amended. If the Board fails to implement a reverse stock split prior to December 31, 2027, stockholder approval again would be required prior to implementing any reverse stock split.

Background and Reasons for the Reverse Stock Split

Our primary objective in seeking authority to effect a reverse stock split is to preserve our ability to raise the per-share trading price of our common stock, if that becomes necessary, in order to maintain our listing on The Nasdaq Capital Market (“Nasdaq”). To maintain listing, Nasdaq requires, among other things, that our common stock maintain a minimum bid price of $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2).

On January 7, 2026, we received a notice from the Listing Qualifications Staff of Nasdaq that our common stock had failed to maintain Nasdaq’s minimum closing bid price requirement of $1.00 per share. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), we were provided with an initial compliance period of 180 days, or until July 6, 2026, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock needed to meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to July 6, 2026.

On July 7, 2026, we received a second letter from Nasdaq notifying us that our common stock had not regained compliance with Nasdaq Listing Rule 5550(a)(2). However, Nasdaq determined that we were eligible for an additional 180-calendar-day period, or until January 4, 2027, to regain compliance. Nasdaq’s determination was based on our meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and our written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. We completed a 1-for-25 reverse stock split of our common stock effective July 13, 2026.

On July 27, 2026, we received written notification from Nasdaq indicating that our common stock had a closing price of $1.00 per share or greater for the last ten consecutive business days, from July 13, 2026 to July 24, 2026, and that, as a result, we have regained compliance with the minimum bid price requirement and that the matter is now closed.

As of the date of this proxy statement, we have not received written notice from Nasdaq that we are not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). However, the Board believes it is prudent to obtain stockholder authorization for a potential reverse stock split in advance so that we may act promptly to maintain compliance with applicable Nasdaq listing standards if the trading price of our common stock declines below the $1.00 minimum bid price in the future. The Board is seeking approval for the authority to effectuate the reverse stock split as a means of increasing the share price of our common stock at or above $1.00 per share in order to avoid further action by Nasdaq. We expect that the reverse stock split will increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split will have that effect, initially or in the future, or that it will enable us to maintain the listing of our common stock on Nasdaq.

The Board has also concluded that a low per-share market price of our common stock would impair its marketability to and acceptance by institutional investors and other members of the investing public and could create a negative impression of the Company. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors could adversely affect not only the pricing of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our stock.

We further believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per-share price of our common stock, we believe this increase will enhance our ability to attract and retain employees and service providers.

If a reverse stock split is effected, we hope that the decrease in the number of shares of our outstanding common stock, and the anticipated increase in the price per share, will encourage greater interest in our common stock by the financial community and the investing public, help us attract and retain employees and other service providers, and possibly promote greater liquidity for our stockholders with respect to those shares presently held by them. However, the possibility also exists that liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins to decline after the reverse stock split is effected.

There can be no assurance that the reverse stock split will achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split will increase proportionately with the reverse stock split, or that any increase will be sustained for any period of time.

As of the date of this proxy statement, our common stock currently satisfies the minimum bid price requirement of $1.00 per share under Nasdaq Listing Rule 5550(a)(2), which provides that a company will be below compliance standards if the closing bid price of its common stock remains below $1.00 per share over a period of 30 consecutive business days. Ordinarily, a company whose closing bid price falls below $1.00 per share for 30 consecutive business days is afforded an initial 180-calendar-day compliance period in which to cure the deficiency and, if it satisfies certain additional conditions, may be eligible for a second 180-calendar-day compliance period. We, however, effected a reverse stock split on July 13, 2026, and under Nasdaq Listing Rule 5810(c)(3)(A)(iv), we would not be entitled to any compliance period for a new bid price deficiency occurring on or before July 13, 2027, as that rule provides that a company that has effected a reverse stock split within the prior one-year period is not eligible for any compliance period to cure a new bid price deficiency. Accordingly, if the closing bid price of our common stock were to fall below $1.00 per share for 30 consecutive business days and we therefore fell out of compliance with the minimum bid price requirement, Nasdaq would issue a delisting determination without affording us any compliance period in which to regain compliance. We would be entitled to request a hearing before a Nasdaq Hearings Panel, and a timely request for a hearing would stay the delisting pending the Panel’s decision. The Panel has discretion to grant an exception allowing our common stock to remain listed for a limited period, which may not exceed 180 days from the date of the delisting determination, but there can be no assurance that the Panel would grant an exception or that we would be able to satisfy any conditions the Panel imposed.

In addition, if the Board effects a reverse stock split pursuant to the authority requested by this proposal, a new one-year period under Nasdaq Listing Rule 5810(c)(3)(A)(iv) would begin on the effective date of that split. As a result, we would not be eligible for any compliance period to cure a new bid price deficiency occurring during the one-year period following the effective date of that split, even if that period extends beyond July 13, 2027.

Nasdaq Listing Rule 5810(c)(3)(A)(iv) also denies a company any compliance period to cure a new bid price deficiency if the company has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one. Because we effected a 1-for-25 reverse stock split on July 13, 2026, any subsequent reverse stock split effected on or before July 13, 2028 at a ratio of 1-for-10 or greater would result in a cumulative ratio of 250 shares or more to one, and we would not be eligible for any compliance period to cure a bid price deficiency arising during the remainder of that two-year period. The Board intends to take this limitation into account, together with the other factors described above, in determining whether to effect a reverse stock split and in selecting the exact exchange ratio within the range approved by stockholders.

We believe a reverse stock split is the means most likely to raise the price of our common stock to the required level. Without the authority requested by this proposal, we would be required to convene another meeting of stockholders before effecting a reverse stock split, which could delay a cure and result in our common stock becoming subject to a delisting action. Effecting a reverse stock split cannot guarantee that we would satisfy the minimum bid price requirement, even for the minimum ten-business-day period required by Nasdaq, or that we would satisfy the other criteria required to maintain our Nasdaq Capital Market listing.

If our common stock were delisted from Nasdaq in the future, trading of our common stock would thereafter be conducted on an over-the-counter market, such as one of the quotation systems operated by OTC Markets Group or the “pink sheets”. As a result, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on Nasdaq, we would be required to meet the initial listing requirements for either The Nasdaq Capital Market or The Nasdaq Global Market, which are more stringent than the maintenance requirements.

If our common stock were delisted from Nasdaq and the price of our common stock were below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions will make trading in our common stock more difficult and the market less efficient.

We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.

The Reverse Stock Split May Not Result in an Increase in the Per-Share Price of Our Common Stock; There Are Other Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•
the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by The Nasdaq Capital Market;
•
we will otherwise meet the requirements for continued inclusion for trading on The Nasdaq Capital Market;
•
the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;
•
the reverse stock split will result in a per-share price that will attract brokers and investors who do not trade in lower priced stocks; or
•
the reverse stock split will result in a per-share price that will increase our ability to attract and retain employees and other service providers.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of Reverse Stock Split on Market for Common Stock

On [•], 2026, the closing bid price for our common stock on The Nasdaq Capital Market was $[•] per share. By decreasing the number of shares of common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price per share will increase. The greater the market price rises above $1.00 per share, the less risk there will be that we will fail to meet the requirements for maintaining the listing of our common stock on The Nasdaq Capital Market. However, there can be no assurance that the market price of the common stock will rise to or maintain any particular level or that we will at all times be able to meet the requirements for maintaining the listing of our common stock on The Nasdaq Capital Market.

Principal Effects of Reverse Stock Split on Common Stock; No Fractional Shares

If stockholders approve granting the Board the authority to exercise its discretion to amend our certificate of incorporation, as amended, to effect a reverse stock split, and if the Board decides to effectuate such amendment and reverse stock split, the principal effect of the reverse stock split will be to reduce the number of issued and outstanding shares of our common stock, in accordance and within the range of exchange ratios approved by the stockholders and selected by the Board in accordance with this Proposal, from approximately [•] shares to between and including approximately [•] and [•] shares, depending on which reverse stock split ratio is determined by the Board and based upon the number of shares outstanding at the time such reverse stock split is effectuated. The total number of shares of common stock each stockholder holds will be reclassified automatically into the number of shares of common stock equal to the number of shares of common stock each stockholder held immediately before the reverse stock split divided by the exchange ratio approved by the stockholders and determined by the Board as set forth in this Proposal.

The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in any stockholders owning a fractional share. Stockholders holding fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by the Board will be issued one whole share in exchange for any fractional share interest that such stockholder would have received as a result of the reverse stock split. If the reverse stock split is effectuated, the par value of our common stock and preferred stock will remain unchanged at $0.001 per share and we will continue to be subject to the periodic reporting requirements of the Exchange Act.

Upon effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding will increase substantially because the proposed amendment will not reduce the number of authorized shares while it will reduce the number of outstanding shares by a factor of between and including [•] and [•], depending on the exchange ratio selected by the Board. In other words, if stockholders approve this Proposal and our Board effectuates the reverse stock split, the number of authorized but unissued shares of common stock would increase from approximately [•] shares to between and including approximately [•] and [•] shares. If stockholders approve this Proposal, the Company will continue to have 150,000,000 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our common stock.

Effect on Options, Warrants and Shares Reserved for Issuance Under Incentive Plan

All outstanding options and warrants to purchase shares of our common stock would be adjusted proportionately as a result of the reverse stock split. In addition, the number of shares available pursuant to our 2021 Omnibus Incentive Plan would be adjusted proportionately as a result of the reverse stock split.

Principal Effects of Reverse Stock Split on Legal Ability to Pay Dividends

The Board has not in the past declared dividends, and any future dividend is at the Board’s discretion and depends on the Company’s financial condition, capital requirements, legal availability of funds under Delaware law and other factors. The reverse split, however, will not have any effect with respect to future distributions, if any, to our holders of common stock.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced by a factor of between and including [•] ([•]) and [•] ([•]). In other words, stated capital will be reduced to between and including [•] and [•] of its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company). However, this Proposal is not being proposed to facilitate implementing a poison pill in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Effect on Book-Entry and Certificated Shares

If the reverse stock split is authorized by the stockholders, and the Board elects to implement the reverse stock split, stockholders will be notified as soon as practicable after the effective date that the reverse stock split has been effected. The reverse stock split will occur automatically at the effective time, without any action required on the part of our stockholders and without regard to whether their shares are held in certificated or book-entry form. Stockholders who hold shares in book-entry form with our transfer agent, and beneficial owners who hold shares in “street name” through a bank, broker or other nominee, do not need to take any action; their positions will be adjusted automatically in the records of our transfer agent or their nominee, as applicable, to reflect the reverse stock split, including any whole share issued in lieu of a fractional share. Stockholders of record who hold physical certificates representing pre-reverse split shares will receive instructions from our transfer agent, acting as “exchange agent,” regarding the surrender of those certificates. Until surrendered, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of whole shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Upon surrender of an outstanding certificate, together with a properly completed and executed letter of transmittal, the holder will receive, at the Company’s election, either a new certificate or a book-entry position representing the appropriate number of post-reverse split shares.

Even if the stockholders approve the reverse stock split, the Board reserves the right to not effect the reverse stock split if in the Board’s opinion it would not be in our best interests or those of our stockholders to effect such reverse stock split.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the reverse stock split to holders of our common stock and to the Company. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary Treasury Regulations promulgated thereunder, Internal Revenue Service (“IRS”) rulings, administrative pronouncements and judicial decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The summary does not address all aspects of federal income taxation that may apply to a stockholder as a result of the reverse stock split and is included for general information only. In addition, the summary does not address any state, local or non-U.S. income or other tax consequences of the reverse stock split.

The summary does not address tax consequences to stockholders that are subject to special tax rules, including, without limitation, banks, insurance companies, regulated investment companies, personal holding companies, non-U.S. entities, nonresident alien individuals, broker-dealers, S corporations, entities treated as partnerships or partners of such partnerships, persons who acquired our common stock pursuant to the exercise of compensatory stock options or the vesting of restricted shares of common stock, estates, trusts and tax-exempt entities. The summary further assumes that stockholders have held our common stock subject to the reverse stock split as a capital asset within the meaning of Section 1221 of the Code, and will continue to hold such common stock as a capital asset following the reverse stock split. No ruling from the IRS or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the reverse stock split.

THE FOLLOWING DISCUSSION IS BASED ON CURRENT LAW AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES. THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE.

We believe that the reverse stock split, if implemented, would be a tax-free recapitalization under the Code. If the reverse stock split qualifies as a recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the reverse stock split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split common stock for shares of post-split common stock. The post-split common stock in the hands of a stockholder following the reverse stock split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split common stock held by that stockholder immediately prior to the reverse stock split. Similarly, a stockholder’s holding period for the post-split common stock will be the same as the holding period for the pre-split common stock exchanged therefor.

Alternative characterizations of the reverse stock split are possible. For example, while the reverse stock split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share may recognize gain for federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding alternative characterizations of the reverse stock split for federal income tax purposes.

THE COMPANY’S VIEW REGARDING THE TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT IS NOT BINDING ON THE IRS OR THE COURTS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISORS REGARDING ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION EFFECTING THE REVERSE STOCK SPLIT AND ACCORDINGLY “FOR” THE REVERSE STOCK SPLIT.

PROPOSAL 2 – THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that, if the number of votes cast in favor of the Reverse Stock Split Proposal is insufficient to approve such proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve the Reverse Stock Split Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that the votes cast against the Reverse Stock Split Proposal would exceed the votes cast in favor of that proposal, we could adjourn the Special Meeting without a vote on the Reverse Stock Split Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders under Delaware law, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, will not be counted as a vote for or against this proposal and will have no effect on the outcome of this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 2026 by:

•
each person who is known by us to beneficially own more than 5% of our outstanding common stock,
•
each of our directors and named executive officers, and
•
all directors and executive officers as a group.

The number and percentage of shares beneficially owned are based on 2,421,472 common shares outstanding as of September 30, 2026. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC, which generally require that the individual have voting or investment power with respect to the shares. In computing the number of shares beneficially owned by an individual listed below and the percentage ownership of that individual, shares underlying options, warrants and convertible securities held by each individual that are exercisable or convertible within 60 days of September 30, 2026, are deemed owned and outstanding, but are not deemed outstanding for computing the percentage ownership of any other individual. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all individuals listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal stockholder is PowerCompute, Inc., 1200 West Platt Street, Suite 100, Tampa, Florida 33606.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
5% Stockholders:	5% Stockholders:	5% Stockholders:

Armistice Capital, LLC (10) 510 Madison Avenue, 7th Floor New York, New York 10022	264,726	9.99%

Sabby Volatility Warrant Master Fund, LTD (11) Governors Square, Bldg 4, 2nd Floor, 23 Lime Tree Bay Avenue, P.O. Box 32315 Grand Cayman KY1-1209, Cayman Islands	140,206	5.55%

Executive Officers and Directors
Bruce M. Rodgers (1)	48,589	2.00%
Carollinn Gould (2)	5,316	*
Andrew L. Graham (3)	8,181	*
Douglas I. McCree (4)	7,525	*
Fred Mills (5)	7,492	*
Frank Silcox (6)	5,004	*
Martin Traber (7)	2,297	*
Richard Russell (8)	52,490	2.16%
Ryan Duran (9)	4,584	*
All Executive Officers and Directors as a Group (9 individuals)	141,480	5.71%

*	Represents less than 1% of beneficial ownership
(1)

Includes 4,647 shares of common stock; 10,189 shares of common stock issuable upon the exercise of options held by Mr. Rodgers; 33,754 shares issuable upon the exercise of warrants held by BRRR, LLC, an entity over which Mr. Rodgers and Mr. Russell each have beneficial ownership; 617 shares held by CGR LLC which is owned 50% by Bruce M. Rodgers Revocable Trust and 50% by Carol Linn Gould Revocable Trust, 6 shares beneficially owned by BRR Holding, LLC, which is owned 50% by Bruce M. Rodgers Revocable Trust and 50% by Carol Linn Gould Revocable Trust. Includes 3,522 shares of common stock issuable upon the exercise of options at an exercise price of $28.50 that are currently exercisable, 6,667 shares of common stock issuable upon the exercise of options at an exercise price of $112.75 that are currently exercisable.

(2)

Includes 1 share of common stock; 617 shares held by CGR LLC which is owned 50% by Bruce M. Rodgers Revocable Trust and 50% by Carol Linn Gould Revocable Trust, 6 shares beneficially owned by BRR Holding, LLC, which is owned 50% by Bruce M. Rodgers Revocable Trust and 50% by Carol Linn Gould Revocable Trust, 67 shares of common stock issuable upon the exercise of options at an exercise price of $892.50 that are currently exercisable, 746 shares of common stock issuable upon the exercise of options at an exercise price of $88.50 that are currently exercisable and 4,190 shares of common stock issuable upon the exercise of options at an exercise price of $31.50 that are currently exercisable.

(3)

Includes 693 shares of common stock, and 84 shares of common stock issuable upon the exercise of options at an exercise price of $892.50 that are currently exercisable, 1,119 shares of common stock issuable upon the exercise of options at an exercise price of $88.50 that are currently exercisable and 6,286 shares of common stock issuable upon the exercise of options at an exercise price of $31.50 that are currently exercisable.

(4)

Includes 37 shares of common stock, 84 shares of common stock issuable upon the exercise of options at an exercise price of $892.50 that are currently exercisable, 1,119 shares of common stock issuable upon the exercise of options at an exercise price of $88.50 that are currently exercisable and 6,286 shares of common stock issuable upon the exercise of options at an exercise price of $31.50 that are currently exercisable.

(5)

Includes 4 shares of common stock and 84 shares of common stock issuable upon the exercise of options at an exercise price of $892.50 that are currently exercisable, 1,119 shares of common stock issuable upon the exercise of options at an exercise price of $88.50 that are currently exercisable and 6,286 shares of common stock issuable upon the exercise of options at an exercise price of $31.50 that are currently exercisable.

(6)

Includes 1 share of common stock, 67 shares of common stock issuable upon the exercise of options at an exercise price of $892.50 that are currently exercisable, 746 shares of common stock issuable upon the exercise of options at an exercise price of $88.50 that are currently exercisable and 4,190 shares of common stock issuable upon the exercise of options at an exercise price of $31.50 that are currently exercisable.

(7)

Includes 202 shares of common stock, 67 shares of common stock issuable upon the exercise of options at an exercise price of $892.50 that are currently exercisable, 746 shares of common stock issuable upon the exercise of options at an exercise price of $88.50 that are currently exercisable and 4,190 shares of common stock issuable upon the exercise of options at an exercise price of $31.50 that are currently exercisable.

(8)

Includes 9,766 shares of common stock; 8,970 shares of common stock issuable upon the exercise of options held by Mr. Russell; 33,754 shares issuable upon the exercise of warrants held by BRRR, LLC, an entity over which Mr. Rodgers and Mr. Russell each have beneficial ownership. Includes 4,580 shares of common stock issuable upon the exercise of options at an exercise price of $28.50 that are currently exercisable, 6,667 shares of common stock issuable upon the exercise of options at an exercise price of $112.75 that are currently exercisable, 3 shares of common stock issuable upon the exercise of options at an exercise price of $93,750 that are currently exercisable, 10 shares of common stock issuable upon the exercise of options at an exercise price of $7,500 that are currently exercisable.

(9)

Includes 513 shares of common stock. Includes 1,234 shares of common stock issuable upon the exercise of options at an exercise price of $28.50 that are currently exercisable, 1,667 shares of common stock issuable upon the exercise of options at an exercise price of $112.75 that are currently exercisable, 3 shares of common stock issuable upon the exercise of options at an exercise price of $75,000 that are currently exercisable, 1 share of common stock issuable upon the exercise of options at an exercise price of $7,500 that are currently exercisable, 1,167 shares of common stock issuable upon the exercise of options at an exercise price of $892.50 that are currently exercisable.

(10)

Based on Schedule 13G/A filed on August 14, 2026. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital, LLC and Mr. Boyd is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(11)

Includes 140,206 shares issuable upon the exercise of warrants held by Sabby Volatility Warrant Master Fund, Ltd. (“Sabby VWMF”). Sabby Management, LLC is the investment manager of Sabby VWMF and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby VWMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The address of the registered office of Sabby VWMF is Captiva (Cayman) Ltd, Governors Square, Bldg 4, 2nd Floor, 23 Lime Tree Bay Avenue, P.O. Box 32315, Grand Cayman KY1-1209, Cayman Islands.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT THE 2027 ANNUAL MEETING

The only matters that may be considered at the Special Meeting are those specified in the notice of the Special Meeting, and stockholders may not bring other proposals before the Special Meeting. The following deadlines apply to stockholder proposals and nominations for our next annual meeting of stockholders.

Stockholder proposals intended to be considered for inclusion in next year’s proxy statement and form of proxy for presentation at the next annual meeting of stockholders must comply with Rule 14a-8 of the Exchange Act. The deadline for submitting such proposals is January 1, 2027 (120 calendar days before the anniversary of the date we released our proxy statement to stockholders in connection with the 2026 annual meeting of stockholders), unless the date of the next annual meeting is more than 30 days before or after the one-year anniversary date of the 2026 annual meeting of stockholders, in which case proposals must be submitted a reasonable time before we print our proxy materials for the next annual meeting.

Stockholders wishing to submit proposals for the next annual meeting outside the process of Rule 14a-8 must comply with the advance notice and other provisions of Article II, Section 11 of our bylaws. To be timely, notice of the proposal must be received by the Company no earlier than the close of business on the 120th day (February 16, 2027) and no later than the close of business on the 90th day (March 18, 2027) prior to the first anniversary of the 2026 annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered no earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Address proposals to PowerCompute, Inc., Attention: Bruce M. Rodgers, Chief Executive Officer, 1200 West Platt Street, Suite 100, Tampa, Florida 33606. The specific requirements for submitting stockholder proposals are set forth in Article II, Section 11 of our bylaws.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our notice or proxy statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you contact us at the following address or telephone number: PowerCompute, Inc., Attention: Bruce M. Rodgers, Chief Executive Officer, 1200 West Platt Street, Suite 100, Tampa, Florida 33606, telephone: 813-222-8996. If you want to receive separate copies of the notice or proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

Appendix A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF POWERCOMPUTE, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

PowerCompute, Inc., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify:

FIRST: This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 20, 2015, as amended on August 7, 2015, September 5, 2018, October 15, 2018, May 5, 2021, December 27, 2021, March 7, 2024, July 9, 2026 and July 22, 2026 (the “Certificate of Incorporation”).

SECOND: The Certificate of Incorporation is hereby amended by adding the following paragraph to the end of Article IV thereof as a new Article IV, Section 7:

“SECTION 7. Reverse Stock Split. Without regard to any other provision of this Certificate of Incorporation, effective at [•], eastern time, on [•], 202[•] (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each [•] ([•]) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive one (1) share of Common Stock. Each stock certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), and each book-entry position that immediately prior to the Effective Time represented shares of Common Stock, shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such Old Certificate or book-entry position shall have been combined, subject to the treatment of fractional shares as described above.”

THIRD: This Certificate of Amendment to the Certificate of Incorporation was duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: Except as specifically set forth herein, the remainder of the Certificate of Incorporation will not be amended, modified or otherwise altered.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by Bruce M. Rodgers, its Chief Executive Officer, this ___ day of ______, ____.

POWERCOMPUTE, INC.

By:
Name:
Title:

P.O. BOX 8016, CARY, NC 27512-9903

Special Meeting of Stockholders – Your vote matters!

Have your ballot ready and please use one of the methods below for easy voting:

Your control number

Have the 12 digit control number located in the box above

available when you access the website and follow the instructions.

PowerCompute, Inc.	Internet:
Special Meeting of Stockholders	www.proxypush.com/[•]
For Stockholders of record as of [•], 2026	• Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
[•], 2026 [•], Local Time	Phone:
1200 West Platt Street, Suite 100 Tampa, Florida 33606	1-866-785-4025
• Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
Mail:
• Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: [•], Local Time, [•], 2026.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bruce Rodgers and Richard Russell (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of PowerCompute, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified in the notice of the Special Meeting, and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED

IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

PowerCompute, Inc. Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR PROPOSALS 1 AND 2

PROPOSAL	YOUR VOTE
	FOR	AGAINST	ABSTAIN

1. To approve an amendment (in the event it is deemed by the Company's Board of Directors to be advisable) to the Company's Certificate of Incorporation, as amended, in the form attached to the proxy statement as Appendix A, to effect a reverse stock split of our issued and outstanding shares of common stock at an exchange ratio ranging from [•] ([•]) to [•] ([•]), with the exact ratio to be determined by our Board of Directors; and

	☐	☐	☐	FOR

2. To authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

	☐	☐	☐	FOR

☐ Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

___________________________________ ____________________________________

Signature (and Title if applicable) Date Signature (if held jointly) Date